EXHIBIT 13

CONSENTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firms” and “Financial Statements and Exhibits” in the Statement of Additional Information, in Post-Effective Amendment Number 32 to the Registration Statement (Form N-3, No. 333-08543) of Transamerica Asset Allocation Variable Funds and to the inclusion of our report, dated March 1, 2017, on Transamerica Partners Variable Funds (comprising, respectively, Money Market, High Quality Bond, Inflation-Protected Securities, Core Bond, High Yield Bond, Balanced, Large Value, Large Core, Large Growth, Small Core, International Equity and Calvert Subaccount) included in its Annual Report for the fiscal year ended December 31, 2016.

We also consent to the incorporation by reference of our report, dated February 23, 2017, on Transamerica Partners Portfolios (comprising, respectively, the Government Money Market Portfolio, High Quality Bond Portfolio, Inflation-Protected Securities Portfolio, Core Bond Portfolio, High Yield Bond Portfolio, Balanced Portfolio, Large Value Portfolio, Large Core Portfolio, Large Growth Portfolio, Mid Value Portfolio, Mid Growth Portfolio, Small Value Portfolio, Small Core Portfolio, Small Growth Portfolio and International Equity Portfolio) included in its Annual Report for the fiscal year ended December 31, 2016 and to the incorporation by reference of our report, dated February 24, 2017, on Transamerica Asset Allocation Variable Funds (comprising, respectively, Transamerica Asset Allocation - Short Horizon Subaccount, Transamerica Asset Allocation - Intermediate Horizon Subaccount and Transamerica Asset Allocation - Intermediate/Long Horizon Subaccount) included in its Annual Report for the fiscal year ended December 31, 2016.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

April 28, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-3 of Transamerica Asset Allocation Variable Funds of our report dated April 21, 2017, relating to the financial statements of Transamerica Financial Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Chicago, Illinois
April 28, 2017